Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2009, except as to Note 21 which is as of October 19, 2009, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K dated October 19, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/  PRICEWATERHOUSECOOPERS LLP
Vancouver, Canada

October 19, 2009